File No. 024-11830

As filed with the Securities and Exchange Commission on April 19, 2022

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Subject to Completion. Preliminary Offering Circular dated April 19, 2022

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

AURI, INC.

625,000,000 Shares of Common Stock

By this Offering Circular, Auri, Inc., a Wyoming corporation, is offering for sale a maximum of 625,000,000 shares of its Common Stock (the “Offered Shares”), at a price per share between $.008 and $.020, pursuant to Tier 1 of Regulation A. A minimum purchase of $5,000 of the Offered Shares is required in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. The proceeds from the offering will become immediately available to us and may be used as they are accepted as discussed below. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See Plan of Distribution).

	Price to Public	Commissions(1)	Proceeds to the Company(2)
Price per share	(between $.008 and $.020)	$0	(between $.008 and $.020)
Maximum Total Offering	$5,000,000	$0	$5,000,000

(1)

At this time, it is anticipated that none of the Offered Shares will be offered through registered broker-dealers to which we will pay commissions, nor will we pay finders for shares from this offering.

(2)

Does not account for the payment of expenses of this offering estimated at up to 10% pro rata per share, which if based on the maximum amount of this offering could be up to $500,000. (See Plan of Distribution).

In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Auri, Inc. and its subsidiaries.

Our common stock is quoted on the OTC Pink, which is operated by OTC Markets Group, Inc. (OTC Markets), under the ticker symbol AURI. On March 14, 2022, the closing price of our common stock was $0.0028 per share.

Investing in the Offered Shares is speculative and involves substantial risks. You should purchase Offered Shares only if you can afford a complete loss of your investment. See Risk Factors, beginning on page 8, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in the Offered Shares.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under Plan of Distribution- State Law Exemptions and Investor Suitability (page 28). For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

The date of this Offering Circular is April 19, 2022.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated in this Offering Circular or unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Auri, a Wyoming corporation.

Executive Summary

AURI Inc. (“AURI”), through a proposed newly formed future wholly owned subsidiary, Legacy Art Group, LLC., has acquired the Original Works By Artist “SkyJones” (stored in Dallas, TX), and Posthumous originals “The Michelangelo Collection” currently on display at the Museum Of Biblical Arts in Dallas, Texas, and in the Marinelli Foundry in Agnone, Italy (referred to herein as “The Collection”). This acquisition allows for exclusive manufacturing and reproduction rights, licensing and sub licensing, as well as marketing and sales rights to reproduce the painting and cast reproductions of the Posthumous Michelangelo Bronze Sculptures owned by Energy Partners LLC., and Legacy Art Group LLC., and cast by the Marinelli Foundry of Agnone, Italy.

The Company has received rights for use of trademark, name, likeness, support, and authorization of The Sky Jones Collection and Michelangelo’s Estate, Casa Buonarroti, in Florence, Italy. AURI owns the rights to reproduce “Full Size Posthumous Originals” as well as to the design, manufacturing, and distribution of smaller collectible reproductions, and to develop high-end exclusive lines of reproductions of the Michelangelo sculptures.

Mission Statement

AURI’s mission is to acquire companies as a “roll up” of many proposed “future” wholly owned subsidiaries, and owners of vast archives of renowned original art collections and publishing/reproduction rights to produce the highest quality of Posthumous Originals and Fine Art reproductions for collectors, investors, and consumers. AURI will aggressively seek to acquire these major assets and drive revenues to increase our shareholder value.

Business Overview

AURI, Inc. is a publicly traded, Wyoming Company formed in 1999 with corporate offices at 1717 McKinney Ave., Suite 700, Dallas TX 75234. AURI has negotiated with Legacy Art Group LLC., who is actively acquiring major assets and original Art Collections while expanding into the reproduction of Fine Art. To date, LAG LLC, has acquired over $400,000,000 in appraised Art Collections. These acquisitions represent over $2 Billion in appraised values, in addition to intellectual rights in perpetuity. Recently, the company entered into negotiations with Thomas Kinkade Group to acquire their entire inventory, estimated to be worth approximately $1,000,000,000.

The Company believes that with the acquisition of the Michelangelo Collection and Intellectual Rights, and the Sky Jones Collection and Intellectual Rights, the Company’s assets will equal to more than $2,000,000,000 (Two Billion Dollars) with the current sales forecast and business plan.

SEE DESCRIPTION OF BUSINESS FOR FULL OVERVIEW OF PRODUCTS AND REVENUE.

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Offering Summary

Issuer	Auri, Inc.
Securities Offered (Offered Shares)	A Maximum of 625,000,000 shares of Common Stock, par value $0.001.
Offering Price	$ (estimated to be between $.008 and $.020 per share)
Shares Outstanding Before this Offering	2,009,042,295 shares of Common Stock.
Shares Outstanding After this Offering	2,634,042,295 shares of Common Stock, par value $0.001, assuming the Maximum Offering is sold.
Investor Suitability Standards

The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified. For general information on investing, we encourage you to refer to www.investor.gov. (See State Law Exemptions and Investor Suitability).

Market for Our Stock	Our common stock is quoted on the OTC Markets Pink tier under the ticker symbol AURI.
Termination of this Offering

This Offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Use of Proceeds

We will apply the proceeds of this offering for general administrative expenses, software and product development, operations, marketing, sales development, debt and customer training and support. (See Use of Proceeds).

Risk Factors

An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares. (See Risk Factors).

Corporate Information

Our mailing address is 2504 Northcrest Dr, Plano, TX 75075; our telephone number is (214) 418-6940; our website and new media is currently under development.. No information found on our company’s website is part of this Offering Circular.

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Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

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RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects, and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See Cautionary Statement Regarding Forward-Looking Statements).

Risks Related to Our Company

Risks Associated with the Novel Coronavirus (COVID-19)

It is possible that the novel Coronavirus ("COVID") pandemic could cause long-lasting stock market volatility and weakness, as well as long-lasting recessionary effects on the United States and/or global economies. Should the negative economic impact caused by the COVID pandemic result in long-term economic weakness in the United States and/or globally, our ability to establish and grow our business could be negatively impacted. It is possible that our company would not be able to sustain any such long-term economic weakness.

Failure to obtain a qualified third party to produce our product line and obtain distribution agreements may negatively impact our revenue growth.

The Company will engage a qualified third party to produce the product lines. These will consist of small, collectible reproductions marketed at an affordable price designed for the middle market. Also, The Company will seek to arrange distribution agreements with distributors to get the products in airport gift shops, with an emphasis on airports serving holy cities and museum locations, with an emphasis on art and religious museums. Our business may be adversely affected if our efforts to obtain a qualified third party to produce our product line and obtain distribution agreements do not generate a corresponding increase in revenue. If we are unable to sell our “Limited Editions” product releases, then we may be unable to achieve expected sales productivity levels in a reasonable period of time or at all, our revenue may grow more slowly than expected or decline and our business may be harmed.

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If we are unable to increase market awareness of our company and our products our revenue may not continue to grow or may decline.

Market awareness of our company and our products is essential to our ability to generate new leads for expanding our business and our continued growth. If we fail to sufficiently invest in our marketing programs or they are unsuccessful in creating market awareness of our company and our products , our revenue may grow more slowly than expected or may decline and our financial performance may be adversely affected.

The markets in which we participate may become intensely competitive, and if we do not compete effectively, our operating results could be adversely affected.

The overall market for reproduction of fine art is rapidly evolving. The intensity and nature of our competition varies significantly. Some of our competitors may offer fine art reproductions at a lower price than us due to lower overhead or other factors.

Auri has exclusive rights within the marketspace, and while the company assures its products are unique and exceptional, there are other art & collectible products available to consumers and investors.

Any disruption of service from Suppliers could harm our business.

Auri has agreements with suppliers, however market forces may effect production costs (i.e. price of precious metals used in reproductions may rise). Other factors may influence and possibly hinder performance, development and success or failure of the Company.

Adverse economic conditions may reduce our customers’ ability to spend money on fine art reproductions, which may adversely impact our business.

Our business depends on the overall demand for fine art reproductions and on the economic health of our current and prospective customers. If worldwide economic conditions become unstable, our existing customers and prospective customers may re-evaluate their decision to purchase our products. Weak global economic conditions or a fine art spending by our customers, could harm our business in a number of ways, including longer sales cycles and lower prices for our products.

If our products contain serious errors or defects we may lose revenue and market acceptance and we may incur costs to defend or settle product liability claims.

Fine art reproductions may contain errors when reproduced. Our future reproductions may contain serious defects.

Defects or other performance problems could negatively impact our customers and could result in:

•	loss or delayed market acceptance and sales;

•	sales credits or refunds for prepaid amounts related to fine art reproductions;

•	cancelled contracts and loss of customers;

•	diversion of development and customer service resources; and

•	injury to our reputation.

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The costs incurred in correcting any material errors or defects might be substantial and could adversely affect our operating results. Although our customer agreements typically contain provisions designed to limit our exposure to certain of the claims above, existing or future laws or unfavorable judicial decisions could negate these limitations. Even if not successful, a product liability claim brought against us would likely be a distraction to management, time-consuming and costly to resolve, and could seriously damage our reputation in the marketplace, making it harder for us to sell our products.

If we fail to develop and maintain relationships with third parties, our business may be harmed.

Our business depends in part on the reproduction and sales of fine art, joint sales and reseller relationships. Maintaining relationships with third parties requires significant time and resources. Further, third parties may not perform as expected under any relationships that we may enter into, and we may have disagreements or disputes with third parties that could negatively affect our brands and reputation. If we are unsuccessful in establishing or maintaining relationships with third parties, our ability to compete in the marketplace or to grow our revenue could be impaired and our operating results could suffer.

Risks Related to this Offering

There is no minimum offering and no person has committed to purchase any of the Offered Shares.

We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

You may never realize any economic benefit from a purchase of Offered Shares.

Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock or preferred stock.

The company does not have a dividend policy. The company has neither declared nor paid a dividend. To date, the company has not retained earnings for reinvestment but may do so in the future.

Our shares of common stock are Penny Stock, which may impair trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

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Our common stock is thinly traded, and its market price may become highly volatile.

There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which may be beyond our control:

•	actual or anticipated fluctuations in our financial condition or results of operations;

•	variance in our financial performance from expectations of securities analysts;

•	changes in the pricing of our products and services;

•	changes in our projected operating and financial results;

•	changes in laws or regulations applicable to our products and services;

•	announcements by us or our competitors of significant business developments, acquisitions, or new offerings;

•	our involvement in litigation;

•	future sales of our common stock by us or our stockholders, as well as the anticipation of lock-up releases;

•	changes in senior management or key personnel;

•	negative publicity, such as whistleblower complaints or unsupported allegations made by short sellers, about us or our products or services;

•	the trading volume of our common stock;

•	changes in investor perceptions of us or our industry;

•	changes in the anticipated future size and growth rate of our market;

•	general economic, political, regulatory, industry, and market conditions; and

•	natural disasters or major catastrophic events.

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We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

We incur significant legal, accounting, and other expenses associated with being a publicly traded company, which we expect to further increase after we are no longer an emerging growth company and we up list to OTCQB. The Sarbanes–Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the Nasdaq Stock Market, or Nasdaq, and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time consuming and costly. We have made estimates to the amount of additional costs we will incur as a public company, but these fees could increase, or the specific timing of such costs could change.

The terms of this offering were determined arbitrarily.

The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company's assets, book value, earnings, or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See Dilution).

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock.

In general, our officers and directors and major shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering.

If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See Dilution).

Pending Legal Proceeding Against Company

While there are no Pending Legal Proceedings at this time, the Company may be subject to legal proceedings in the future.

Our management and principal stockholders own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

As of December 13, 2021, our executive officers, directors and five percent or greater stockholders and their respective affiliates, beneficially own, in the aggregate, the majority of our currently outstanding common stock, assuming the conversion of all our outstanding convertible preferred stock. Upon the closing of this offering, assuming that we sell the number of shares reflected on the cover page of this prospectus, that same group will beneficially own, in the aggregate, a majority of our outstanding common stock. As a result, after this offering, these stockholders, if they act together, will be able to exercise considerable influence over matters requiring stockholder approval, including the election of directors, amendments of our organizational documents and approval of any merger, sale of substantially all our assets or other significant corporate transactions. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you or other stockholders may feel are in your or their best interest as one of our stockholders.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, our ultimate use may vary substantially from our currently intended use. Investors will need to rely upon the judgment of our management with respect to the use of proceeds.

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Pending use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities, such as money market accounts, certificates of deposit, commercial paper, and guaranteed obligations of the United States government that may not generate a high yield for our stockholders. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed, and the market price of our common stock could decline.

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

General securities investment risks.

All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our common stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

Offering not reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our common stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in deciding to purchase our common stock.

We may terminate this Offering at any time during the offering period.

We reserve the right to terminate this offering at any time, regardless of the number of common stock shares sold. In the event that we terminate this offering at any time prior to the sale of all of the common stock shares offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by the Company and no funds will be returned to subscribers.

The Company’s exclusive forum provision in the Subscription Agreement attached to this Offering Circular does not apply to claims arising under the federal securities laws and the rules and regulations thereunder, including the Securities Act and the Exchange Act, and there are risks and other potential impacts of this exclusive forum provision to investors in this Offering.

The Subscription Agreement for this Offering provides that, unless we consent in writing to the selection of an alternative forum, the state and federal courts located in Broward County, Florida will be the sole and exclusive forum for substantially all disputes between us and subscribers to this Offering, which could limit your ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees. This choice of forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act and does not apply to claims arising under the federal securities laws. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and you cannot waive our compliance with these laws, rules, and regulations.

Any person or entity purchasing or otherwise acquiring any interest in any of our securities pursuant hereto shall be deemed to have notice of and consented to this provision. This exclusive-forum provision may limit your ability to bring a claim in a judicial forum of your choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find the choice of forum provision contained in the Subscription Agreement, to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management and other employees.

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Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreements, which could result in less favorable outcomes to investors in any action under the agreement.

Investors in this offering will be bound by the subscription agreement that includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the subscription agreement, including any claim under the federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Florida, which governs the subscription agreement, in a court of competent jurisdiction in the State of Florida. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently, and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the Company in connection with matters arising under the subscription agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to investors in such an action. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of common shares or by us of compliance with any provision of the federal securities laws and the rules and regulations promulgated under those laws.

Risks Related to our Financial Position, Need for Additional Capital and Growth Strategy

We will require substantial additional funding to achieve our business goals. If we are unable to obtain this funding when needed and on acceptable terms, we could be forced to delay, limit or terminate our product development efforts.

The production of high quality Posthumous Originals and Fine Art reproductions for collectors, investors, and consumers relies on maintaining the necessary inventory, engaging with a qualified third party to produce the product line and establishing proper distribution channels. We are also responsible for the payments to third parties of expenses that may include milestone payments and maintenance fees. Because the outcome of any new product process is highly uncertain, we cannot reasonably estimate the actual amount funding necessary to successfully complete the development, regulatory approval process and commercialization of any future product candidates we may identify. Additional funds may not be available when we need them, on terms that are acceptable, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit or terminate one or more development programs or the commercialization of any product candidates or be unable to expand operations or otherwise capitalize on business opportunities, as desired, which could materially affect our business, prospects, financial condition and results of operations.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to current product candidates or to any future product candidates on unfavorable terms.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. We, and indirectly, our stockholders, will bear the cost of issuing and servicing any such securities and of entering into and maintaining any such strategic partnerships or other arrangements. Because any decision by us to issue debt or equity securities in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future financing transactions. To the extent that we raise additional capital through the sale of equity or debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. The incurrence of additional indebtedness would result in increased fixed payment obligations and could involve additional restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Additionally, any future collaborations we enter into with third parties may provide capital in the near term, but limit our potential cash flow and revenue in the future. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or product candidates, or grant licenses or other rights on unfavorable terms.

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If we engage in acquisitions or strategic partnerships, this may increase our capital requirements, dilute our stockholders, cause us to incur debt or assume contingent liabilities, and subject us to other risks.

We may engage in various acquisitions and strategic partnerships in the future, including licensing or acquiring complementary products, intellectual property rights, technologies, or businesses. Any acquisition or strategic partnership may entail numerous risks, including:

•	increased operating expenses and cash requirements;

•	the assumption of indebtedness or contingent liabilities;

•	the issuance of our equity securities which would result in dilution to our stockholders;

•	assimilation of operations, intellectual property, products and product candidates of an acquired company, including difficulties associated with integrating new personnel;

•	the diversion of our management’s attention from our existing product programs and initiatives in pursuing such an acquisition or strategic partnership;

•	retention of key employees, the loss of key personnel, and uncertainties in our ability to maintain key business relationships;

•	risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or product candidates and regulatory approvals; and

•	our inability to generate revenue from acquired intellectual property, technology and/or products sufficient to meet our objectives or even to offset the associated transaction and maintenance costs.

In addition, if we undertake such a transaction, we may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses and acquire intangible assets that could result in significant future amortization expense.

To be successful, we need to attract and retain qualified personnel.

Our success will depend to a significant extent on our ability to identify, attract, hire, train and retain qualified professional, creative, technical and managerial personnel. We cannot assure you that we will be successful in identifying, attracting, hiring, training and retaining such personnel in the future. If we were unable to hire, assimilate and retain qualified personnel in the future, such inability could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Liquidity Risk

The Company’s operations present a liquidity risk. Liquidity risk is the risk that the Company will not be able to meet its obligations associated with financial liabilities. The Company relies on injections of capital through the issuance of the Company's capital stock to settle its liabilities when they become due.

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DILUTION

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of December 31, 2021 was $(2,573,717) (unaudited), or $(0.002) per then-outstanding share of common stock. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding, all as of the date specified.

If the maximum shares of common stock in this offering are purchased at the price of $.008 per share, after deducting approximately $500,000 in offering expenses payable by us, assuming the maximum offering amount is sold, our pro forma as adjusted net tangible book value would be approximately $1,926,283 This amount represents an immediate increase in pro forma net tangible book value of $0.003 per share to our existing stockholders at the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately ($0.007) per share to new investors purchasing shares of common stock in this offering at price of $.008 per share.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after our estimated offering expenses of up to $500,000, assuming the maximum offering amount is sold):

Funding Level	100%	75%	50%	25%
Offering Price	$0.008	$0.008	$0.008	$0.008
Pro forma net tangible book value per common stock share before the Offering	$(0.002)	$(0.002)	$(0.002)	$(0.002)
Increase per common share attributable to investors in this Offering	$0.00275	$0.00217	$0.0.0015	$0.0007
Pro forma net tangible book value per common stock share after the Offering	$0.0009	$0.0004	$(0.0003)	$(0.0012)
Dilution to investors	$(0.007)	$(0.006)	$(0.008)	$(0.009)
Dilution as a percentage of Offering Price	88.2%	95.5%	104.1%	114.4%

USE OF PROCEEDS

The net proceeds of the maximum offering, after deducting total offering expenses of up to $500,000, assuming the maximum number of Offered Shares are sold, would be approximately $4,500,000. The following table sets forth the use of proceeds given each funding level.

	Maximum Offering	Seventy-Five Percent (75%) of Offering	Fifty Percent (50%) of Offering	Twenty-Five Percent (25%) of Offering
Offering expense	$500,000	$375,000	$250,000	$125,000
Product development	$900,000	$650,000	$510,000	$260,000
Operations	$700,000	$450,000	$280,000	$150,000
Marketing	$1,100,000	$800,000	$500,000	$250,000
Sales and business development	$650,000	$475,000	$300,000	$150,000
Customer training and support	$500,000	$350,000	$200,000	$115,000
Debt	$650,000	$650,000	$460,000	$200,000
TOTAL PROCEEDS	$5,000,000	$3,750,000	$2,500,000	$1,250,000

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Because the offering is a “best efforts” offering without a minimum offering amount, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industry, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

DETERMINATION OF OFFERING PRICE

Prior to the Offering, there has been a limited public market for our Common Stock. Accordingly, the price of the Offered Shares in this Offering was determined by the Company. The principal factors we considered in determining such price include:

§	the information set forth in this Offering Circular and otherwise available;

§	our history and prospects and the history of and prospects for the industry in which we compete;

§	our past and present financial performance;

§	our prospects for future earnings and the present state of our development;

§	the general condition of the securities markets at the time of this Offering;

§	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

§	other factors deemed relevant by us.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 625,000,000 shares of Common Stock (the “Offered Shares”) on a best-efforts basis, at an estimated price of $.008 to $.020 per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds for purchases of the Offered Shares. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned once an investor's subscription agreement has been accepted by us.

The shares are being offered by us on a “best-efforts” basis by our officers, directors and employees, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and finders. As of the date of this Offering Circular, unless otherwise permitted by applicable law, we do not intend to accept subscriptions from investors in this Offering who reside in certain states, unless and until the Company has complied with each such states’ registration and/or qualification requirements. We reserve the right to temporarily suspend and/or modify this offering and Offering Circular in the future, during the offering period, in order to take such actions necessary to enable the Company to accept subscriptions in this offering from investors residing in such states identified above.

We may pay finder’s fees to persons who refer investors to us. We may also pay consulting fees to consultants who assist us with this offering, based on invoices submitted by them for advisory services rendered. Consulting compensation, finder’s fees and brokerage commissions may be paid in cash, common stock or warrants to purchase our common stock. To the extent we decide to engage broker-dealers we may also issue shares and grant stock options or warrants to purchase our common stock to such broker-dealers for sales of shares attributable to them, and to finders and consultants, and reimburse them for due diligence and marketing costs on an accountable or non-accountable basis. We have not entered into selling agreements with any broker-dealers to date, though we may engage a FINRA registered broker-dealer firm for offering administrative services. Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular.

Procedures for Subscribing

If you decide to subscribe for Offered Shares in this offering, you should:

•	Electronically receive, review, execute and deliver to us a subscription agreement; and

•	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website, which is currently under development, as well as on the SEC's website, www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor's funds have cleared and we accept the investor as a shareholder.

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By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See State Qualification and Investor Suitability Standards below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $5,000 of the Offered Shares in this Offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

State Law Exemptions and Investor Suitability

State Law Exemptions

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See Risk Factors).

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. However, in the case of each state in which we sell the Offered Shares, we may qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state's securities, or Blue Sky, law.

Investor Suitability Standards

The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have the financial capacity to hold the investment for an indefinite amount of time.

For general information on investing, we encourage you to refer to www.investor.gov.

Issuance of Certificates

Upon settlement, that is, at such time as an investor's funds have cleared and we have accepted an investor's subscription agreement, we will issue a certificate or certificates representing such investor's purchased Offered Shares, but the Company reserves the right to issue the Offered Shares in “book entry” with our transfer agent. If the Offered Shares are registered in book entry, you will not receive a certificate but will receive an account statement from our transfer agent acknowledging the number of Offered Shares you own.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 3,000,000,000 shares of Common Stock, $0.001 par value per share. As of the date of this Offering Circular, there are 2,009,042,295 shares of our Common Stock issued and outstanding held by one hundred ninety (190) holders of record.

Common Stock

The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are not redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Shareholders vote on all matters as required by Wyoming law or as may be set forth in our Articles of Incorporation, as amended, or any bylaws to authorize any corporate action to be taken by vote of the shareholders.

Preferred Stock

Voting

On any matter presented to the shareholders of the Company for their action or consideration, Series A Preferred Stock at 100,000 units, shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock by such holder are convertible to common shares, at the applicable rate discussed below. 50,000 Series A Preferred shares have been assigned to CEO Mr. Edward Vakser, par value at $5.00 per share. The holders of Series A Preferred Stock vote together with holders of Common Stock as a single class. The affirmative vote of 50% of the holders of Series A Preferred Stock is not required for the Company to take certain actions, including liquidating, amending the Articles of Incorporation of the Company and authorizing new capital stock. Preferred Class K (a Super K voting Shares) 10,000 equals 100% corporate vote. Assigning 10,000 super K voting shares to Mr. Edward Vakser equals to 100% of corporate vote with no par value, only voting shares.

Dividends

The holders of Series A Preferred Stock are entitled to any dividend that is parable to the holders of Company’s Common Stock and shall first receive or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock that would equal the product of (a) the dividend parable on each share of such class or series determined, as if all shares of such class or series had been converted into Common Stock and (b) the number of shares of Common Stock issuable upon conversion of Series A Preferred Stock, at the Conversion Rate described below.

Liquidation Preference

Series A Preferred Stock does not have a liquidation preference over Common Stock, and instead shares pro rata with Common Stock in the event of a liquidation. To be clear, in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, or a deemed Liquidation Event (as defined in the Designation of Series A Preferred Stock of the Company), Series A Preferred Stock is automatically converted into shares of Common Stock at the then applicable Conversion Rate described in the Conversion section below.

Conversion

Series A Preferred Stock is convertible into Common Stock, at the option of the holder thereof, at any time and from time to time into that number of fully paid and nonassessable shares of Common Stock (whether whole or fractional) equal to 0.1% of the total number of shares of Common Stock outstanding at the time of conversion (the “Conversion Rate”). Series A Preferred Stock is subject to mandatory conversion upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or a deemed Liquidation Event at the Conversion Rate.

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Pre-emptive Rights

As of the date of this Offering Circular, no holder of any shares of our Common Stock or Series A Preferred Stock have pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Dividend Policy

We have never declared or paid any dividends on our common stock. The company does not have a dividend policy. To date, the company has not retained earnings for reinvestment but may do so in the future. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Transfer Agent

Corporate Stock Transfer is the transfer agent for our Common Stock. Corporate Stock Transfer’s address is 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209; its telephone number is (303) 282-4800; its website is www.corporatestock.com. No information found on Corporate Stock Transfer’s website is part of this Offering Circular.

DESCRIPTION OF BUSINESS

Corporate Information

Our mailing address is 2504 Northcrest Dr., Plano, TX 75075; our telephone number is (214) 418-6940. Our Company website is currently under development. No information that will be found on our Company’s website will be part of this Offering Circular.

Our Business

AURI Inc. (“AURI”), through a proposed newly formed future wholly owned subsidiary, Legacy Art Group, LLC., has acquired the Original Works By Artist “SkyJones” (stored in Dallas, TX), and Posthumous originals “The Michelangelo Collection” currently on display at the Museum Of Biblical Arts in Dallas, Texas, and in the Marinelli Foundry in Agnone, Italy (referred to herein as “The Collection”). This acquisition allows for exclusive manufacturing and reproduction rights, licensing and sub licensing, as well as marketing and sales rights to reproduce the painting and cast reproductions of the Posthumous Michelangelo Bronze Sculptures owned by Energy Partners LLC., and Legacy Art Group LLC., and cast by the Marinelli Foundry of Agnone, Italy.

The Company has received rights for use of trademark, name, likeness, support, and authorization of The Sky Jones Collection and Michelangelo’s Estate, Casa Buonarroti, in Florence, Italy. AURI owns the rights to reproduce “Full Size Posthumous Originals” as well as to the design, manufacturing, and distribution of smaller collectible reproductions, and to develop high-end exclusive lines of reproductions of the Michelangelo sculptures.

Mission Statement

AURI’s mission is to acquire companies as a “roll up” of many proposed “future” wholly owned subsidiaries, and owners of vast archives of renowned original art collections and publishing/reproduction rights to produce the highest quality of Posthumous Originals and Fine Art reproductions for collectors, investors, and consumers. AURI will aggressively seek to acquire these major assets and drive revenues to increase our shareholder value.

Business Overview

AURI, Inc. is a publicly traded, Wyoming Company formed in 1999 with corporate offices at 1717 McKinney Ave., Suite 700, Dallas TX 75234. AURI has negotiated with Legacy Art Group LLC., who is actively acquiring major assets and original Art Collections while expanding into the reproduction of Fine Art..

Recently, the company entered into negotiations with Thomas Kinkade Group to acquire their entire inventory, estimated to be worth approximately $1,000,000,000.

The Company believes that with the acquisition of the Michelangelo Collection and Intellectual Rights, and the Sky Jones Collection and Intellectual Rights, the Company’s assets will equal to more than $2,000,000,000 (Two Billion Dollars) with the current sales forecast and business plan.

Mission Statement

AURI’s mission is to acquire companies as a “roll up” of many proposed “future” wholly owned subsidiaries, and owners of vast archives of renowned original art collections and publishing/reproduction rights to produce the highest quality of Posthumous Originals and Fine Art reproductions for collectors, investors, and consumers. AURI will aggressively seek to acquire these major assets and drive revenues to increase our shareholder value.

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Terms and Definitions as used in connection with the products to be sold by Auri, Inc.:

Michelangelo:

Full Name: Michelangelo di Lodovico Buonarroti Simoni, a Renaissance Artist, Sculptor, Painter and Designer. Produced Art commissioned by the Vatican; Michelangelo, known for creating some of the greatest Sculptures and Paintings of the Renaissance Period.

Casa BUONARROTI Foundation:

The estate of Michelangelo Buonarroti, now a museum, is managed by Michelangelo’s heirs who are in charge of authentication, licensing and confirmation concerning the works of the Master.

Posthumous Originals:

An ability and “World Rights” for an Artist, to have up to 12 castings per sculpture to be produced and deemed as “Originals” by world courts and governments, including current U.S. Customs Law and Convention. Usually commissioned and produced by a high caliber Foundry, such as the Marinelli Foundry in Italy.

Artist Sky Jones:

Sky Jones is a recently deceased, world renowned artist in a style of Picasso and many Modern and Abstract art styles. He’s recently considered to be the modern day “Andy Warhol”. This collection has a track record of borrowing over $100,000,000 ($100 Million) against its assets, and has successfully repaid such loans twice, in the past several years, one for $100 million and one for $112 million. Estimated and appraised current value is over $160,000,000 ($160 Million).

Products

AURI Inc. shall distribute a full line of products including, without limitation, the Michelangelo Art Collection of Products derived from the Michelangelo Molds as it relates to the bronze, zinc, gold, silver, platinum and many other precious metals as well as plastics, carbon fiber, and other materials and substrates. The Product Line will also include miniatures and wall art on canvas, paper, and other materials and reproductions produced by Auri Inc., and meeting Auri’s specifications. The product categories are not limited and may be expanded to as needed to grow the product lines, categories, and offerings.

The product initially will consist of limited-edition quality reproductions in various sizes of the Michelangelo Collection of 19 bronze statues. Research will fine tune the exact product line to be offered. The longer term goal will be to create quality replicas at staggered price points based on market development. At later stages, the product offering will be expanded to other Renaissance type of products to create a line of high-end products and collectibles.

Marketing and Sales Strategy

The strategy is to create a distinct and valuable brand identity while at the same time striving to bring in revenue and keep costs down as the Company gets its footing established. To accomplish this, the Company has developed 3 distinct phases of development of the product lines, each with their own sales and marketing strategy. Each subsequent phase will build on, and enhance upon, the accomplishments of previous stages, allowing the Company to capitalize on the Economies of Scale created by further market penetration. The stages for each Phase are outlined as follows:

Phase 1

In phase 1, the Company will engage a qualified third party to produce the product lines. These will consist of small, collectible reproductions marketed at an affordable price designed for the middle market. It is the Company’s intent to limit product releases to small “Limited Editions” and packages, in order to maintain the integrity of pricing and market share. The Company anticipates that targeting the art consumer retail base with effective marketing should be successful. To accomplish this, The Company will market reproductions in stages through various channels, including:

DRTV. Initially the Company’s primary focus will be in Direct Response Television advertising, i.e. infomercials. The Company will create and produce high quality, first- class infomercials to be aired on cable television. Orders will be handled and processed through a turnkey call center solution partner.

Airports, souvenir, and museum gift shops. The Company will seek to arrange distribution agreements with distributors to get the products in airport gift shops, with an emphasis on airports serving holy cities and museum locations, with an emphasis on art and religious museums.

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Phase 2

Phase 2 will be a multi-faceted approach capitalizing on the increased brand identity and market expansion created during Phase 1. The company will market less limited and/or non-limited edition items such as art supplies, writing sets, apparel, jewelry, etc. to the mass market.

In addition, the Company will begin to release higher price-point product lines of a smaller, more limited edition size utilizing a higher-quality medium in the reproductions.

Expanding on the continued marketing efforts of Phase 1, during Phase 2 the Company will employ more resources towards Internet marketing efforts, including, sophisticated Search Engine Optimization (SEO), Search Engine Marketing (SEM), and Remarketing programs.

Furthermore in phase 2, as it develops its more high-end collections, the Company will seek to affiliate with upmarket souvenir shops, galleries, and museums.

Phase 3

Attaining the culmination of the subsequent brand identity development, market penetration and expansion, and profitability achieved during the first two phases, the Company plans to produce extremely high-end, ultra luxurious, bigger ticket items including “Posthumous Originals”. These “Posthumous Originals” will be sold on an “Invitation Only” basis due to the limitation of producing only 12 full size Bronze Sculptures from the molds, however, the “under-sized” and “over-sized” reproductions are permitted in unlimited quantities, and in perpetuity. The Full size Bronze Sculptures will be produced for AURI Inc., by Marinelli Foundry In Agnone, Italy.

Throughout each phase of the Sales and Marketing of the various Product Line roll-outs, the Company will endeavor to use third party and contingent payout arrangements to strictly limit its fixed costs and obligations. As such, the Company believes it should be able to be profitable at an early stage. The Company will be rigorously diligent in maintaining strict quality control standards while instilling and enforcing excellent customer service practices and procedures to build a prestigious and trusted Brand in the marketplace.

At the later part of Phase 2 and ongoing in Phase 3, the Company will seek strategic alignments with various Renaissance Institutions, Art Societies and Foundations, Cultural Institutions, and Industry Art Magazines to further broaden its brand identity and integrity.

Market Analysis

According to The European Fine Art Foundation (“TEFAF”) Global Art Report 20141, the Global Art Market achieved €47.42 billion (approximately $65.2 billion US) in total sales in 2019.75% increase year-over-year from 2012, and only marginally off of the highest–ever recorded sales of €48.07 billion (≈$65.8 billion US) reached in 2007.

(See Figure 4: Sales in the Global Art Market)

In 2013, the US accounted for 38% of the market by value, China 24%, and the UK was 20%. Online sales were estimated to have been more than €2.5 billion (≈$3.4 billion US) for 2013. According to the TEFAF, it is estimated that the online market, including online sales by auction houses, dealers, and online-only companies could grow at a rate of at least 25% per year, signifying that online sales could exceed €10 billion by 2020.

(See Figure 5: Global Art Market Share by Value in 2013)

According to Alexander Forbes of Artnet.com, “More than 600,000 millionaires worldwide seriously collect art, a figure that represents only 2% of the global millionaire population. However, art remains the third most favored “Investment of Passion" with high net-worth individuals allocating an average of 17% of their wealth to purchases of art and antiques. With the wealth of these individuals growing at a much higher rate than that of the population at large, the consumer base for art remains strong for the foreseeable future.”2

____________

1 Dr. Clare Mc Andrew. The Global Art Market Report 2014. The European Fine Art Foundation. 2014

2 Forbes, Alexander. TEFAF Art Market Report Says 2013 Best Year on Record Since 2007, With Market Outlook Bullish. Artnet.com. Web. 12 March 2014.

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(See Figure 6: Allocations of Investments of Passion by HWNIs in 2013)

As seen in Figure 6, within the High Net-Worth Individuals’ (HNWIs) “Investments of Passion”, the most popular in 2013 was the category of jewelry, gems, and watches, with a 32% allocation globally. Art was the third most popular, with a 17% share globally, and a 19% share domestically. Other collectibles, which includes coins, wine and antiques, was the second most popular worldwide at 24%, and the most popular in the US with 31%.

Auri, Inc. will introduce products that will penetrate each of the most popular segments within the Investments of Passion Market: Art, Collectibles, Luxury Collectibles, as well as Jewelry and Gems. Together these segments represent 92% globally and 95% domestically of the allocations of “Investments of Passion” by HNWIs. In addition, many of Auri’s products will have cross-over appeal, whereas an investor seeking art and an investor seeking luxury collectibles would be interested in the same or similar product(s) offered by Auri.

“Allocations to art have varied over time and trends indicate that in times of ﬁnancial crisis and uncertainty, people tend to lean towards art, which is seen as a more familiar, tangible asset with considerable longevity in terms of value maintenance and appreciation. At the height of the ﬁnancial crisis in 2008/09, allocations to art increased to 25%, as art was seen as an asset that would have the most lasting value and was also a means of diversifying out of other poorly performing asset classes. Many HNWIs are increasingly approaching luxury goods as investments and looking for those sectors that have the most long-term value, notably art and antiques.”3

Competitive Analysis

Auri will utilize its future subsidiary, Legacy Art Group LLC., and Phoenix Fulfilment Group, to distribute throughout the United States, China, Russia, and South Korea. Phoenix currently has a vast network of suppliers, distributors, wholesalers, and buyers within the art, home-décor, and collectibles marketspace. The Domestic distribution is estimated to be at approximately $20 Million and the International at $35 Million for 2021.

The Company will attempt to penetrate what is believed to be a strong and untapped market for Michelangelo and Masters of Art reproductions. The Marketing World Tour, referred to as; “The Masters of Art Tour”, will be utilized to create a market and world awareness of AUIRI Inc., and the Masters of Art Collections.

Renaissance Museum Exhibitions since 2000 have resulted in exhibitions drawing hundreds of thousands of visitors. Auri’s reproductions will appeal to those consumers. Customers generally interested in these reproductions consist of those interested in Art and those also interested in Religious History. The reproduction programs offer customers the ability to obtain the Masters such as Michelangelo reproductions at prices geared to the individuals’ price points, without sacrificing quality and authenticity.

Given its unique content and licensing rights to produce this content as well as its association with the Marinelli Foundry and support of Casa Buonarroti Museum it is believed there is no credible direct competition.

____________

3 Dr. Clare Mc Andrew. The Global Art Market Report 2014. The European Fine Art Foundation. 2014.

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Figure 1: Auri, Inc. Proposed new Structure

Figure 2: Sales in the Global Art Market 1990 – 2020

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Figure 3: Global Art Market Share by Value in 2013

Source: Dr. Clare Mc Andrew. The Global Art Market Report 2014. The European Fine Art Foundation. 2014. ©Arts Economics (2014)

Figure 4: Allocations of Investments of Passion by HNWIs in 2013

HNWIs (High Net-Worth Individuals)

Source: Dr. Clare Mc Andrew. The Global Art Market Report 2014. The European Fine Art Foundation. 2014. ©Arts Economics (2014).

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Intellectual Property

AURI Inc. (“AURI”), through a proposed newly formed future wholly owned subsidiary, Legacy Art Group, LLC., has acquired the Original Works By Artist “SkyJones” (stored in Dallas, TX), and Posthumous originals “The Michelangelo Collection” currently on display at the Museum Of Biblical Arts in Dallas, Texas, and in the Marinelli Foundry in Agnone, Italy (referred to herein as “The Collection”). This acquisition allows for exclusive manufacturing and reproduction rights, licensing and sub licensing, as well as marketing and sales rights to reproduce the painting and cast reproductions of the Posthumous Michelangelo Bronze Sculptures owned by Energy Partners LLC., and Legacy Art Group LLC., and cast by the Marinelli Foundry of Agnone, Italy.

The Company has received rights for use of trademark, name, likeness, support, and authorization of The Sky Jones Collection and Michelangelo’s Estate, Casa Buonarroti, in Florence, Italy. AURI owns the rights to reproduce “Full Size Posthumous Originals” as well as to the design, manufacturing, and distribution of smaller collectible reproductions, and to develop high-end exclusive lines of reproductions of the Michelangelo sculptures. The art and art collections include reproduction rights, intellectual properties and Tokens, Cryptocurrency, NFT's and media, and web development and Broadcasting rights. In future years, the Company intends to seek copyrights and other intellectual property protections related but not limited to art collections.

Competition

Given Auri’s exclusivity and unique product line(s), the company believes it does not currently have any direct competitors. However, once the Market and demand is created, other companies may attempt to develop products to compete with Auri. Our competitors, we believe, lack the exclusive licensing and reproduction rights, do not have an association with the Marinelli Foundry and do not have the support of the Casa Buonarroti Museum. Thus, we believe, Auri may be poised to be the primary source to manufacture and reproduce artwork including but not limited to the painting and cast reproductions of the Posthumous Michelangelo Bronze Sculptures.

History

AURI, Inc. is a publicly traded, Wyoming Company formed in 1999 with the principal corporate address located at 1712 Pioneer Avenue suite 500, Cheyenne, WY 82001. AURI has negotiated with Legacy Art Group LLC., who is actively acquiring major assets and original Art Collections while expanding into the reproduction of Fine Art.

Principal Factors Affecting Our Financial Performance

AURI’s mission is to acquire companies as a “roll up” of many proposed “future” wholly owned subsidiaries, and owners of vast archives of renowned original art collections and publishing/reproduction rights to produce the highest quality of Posthumous Originals and Fine Art reproductions for collectors, investors, and consumers. AURI will aggressively seek to acquire these major assets and drive revenues to increase our shareholder value.

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Material Agreements

The following are noteworthy material agreements of the Company:

•

Through a proposed newly formed future wholly owned subsidiary, Legacy Art Group, LLC., has acquired the Original Works By Artist “SkyJones” (stored in Dallas, TX), and Posthumous originals “The Michelangelo Collection”. This acquisition allows for exclusive manufacturing and reproduction rights, licensing and sub licensing, as well as marketing and sales rights to reproduce the painting and cast reproductions of the Posthumous Michelangelo Bronze Sculptures owned by Energy Partners LLC., and Legacy Art Group LLC., and cast by the Marinelli Foundry of Agnone, Italy.

•

The Company has received rights for use of trademark, name, likeness, support, and authorization of The Sky Jones Collection and Michelangelo’s Estate, Casa Buonarroti, in Florence, Italy. AURI owns the rights to reproduce “Full Size Posthumous Originals” as well as to the design, manufacturing, and distribution of smaller collectible reproductions, and to develop high-end exclusive lines of reproductions of the Michelangelo sculptures.

Facilities

We do have plans to purchase a building and manufacturing equipment for the business.

Employees

Edward Vakser is our Chairman and CEO and James Tassan is our CFO. The Company has no other full-time employees.

Website

Our company’s website and new media is currently under development. We strive to make available free of charge at this website all our reports filed with OTCMarkets.com, including our annual reports, quarterly reports, and other informational reports. These reports are generally made available on our website as soon as reasonably practicable after their filing with OTCMarkets.com. No information found on our Company's website is part of this Offering Circular.

MANAGEMENT'S PLAN OF OPERATION AND DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular.

Plan of Operations

We consider ourselves to be an early stage corporation. We currently do not have significant cash on hand. Upon qualification of the offering statement of which this Offering Circular forms a part and if funds are received from investors, we believe we will have sufficient capital to satisfy our cash requirements in connection with our operations. However, no assurance can be given that we will receive such funds. We plan to use the capital from this Offering to (i) continue to manufacture and distribute our artwork, (ii) employ more resources towards marketing efforts and increase our advertising spending with the goal of having our brand increasingly known nationally and (iii) become a fully audited company with external board members on a larger exchange. However, there can be no assurance that we will qualify for either exchange or that our application will be approved.

Over the course of the 12-month period following the qualification of the offering statement of which this Offering Circular forms a part, we may need to raise capital to support our business plan through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment, or that we will be able to raise sufficient capital required to implement our business plan on acceptable terms, if at all. Even if we are successful in raising sufficient capital to implement our business plan, we may become unprofitable.

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We anticipate our cash requirements and use of proceeds to be as follows:

The net proceeds of the maximum offering, after deducting total offering expenses of up to $500,000, assuming the maximum number of Offered Shares are sold, would be approximately $4,500,000. The following table sets forth the use of proceeds given each funding level.

	Maximum Offering	Seventy-Five Percent (75%) of Offering	Fifty Percent (50%) of Offering	Twenty-Five Percent (25%) of Offering
Offering expense	$500,000	$375,000	$250,000	$125,000
Product development	$900,000	$650,000	$510,000	$260,000
Operations	$700,000	$450,000	$280,000	$150,000
Marketing	$1,100,000	$800,000	$500,000	$250,000
Sales and business development	$650,000	$475,000	$300,000	$150,000
Customer training and support	$500,000	$350,000	$200,000	$115,000
Debt	$650,000	$650,000	$460,000	$200,000
TOTAL PROCEEDS	$5,000,000	$3,750,000	$2,500,000	$1,250,000

The Company anticipates that it will need to raise additional funds in order to get to profitability.

Purchase of Significant Items

At this time, we do have plans to purchase a building and manufacturing equipment for the business. In addition, we purchase equipment and materials in the ordinary course of business, as is necessary to conduct our operations on an as needed basis.

Discussion and Analysis of Prior Financial Condition

Organization and Nature of Business History

Wellstone Filters, LLC (Wellstone) was organized as a Delaware limited liability company on February 17, 1998. On May 25, 2001, Wellstone Filters, Inc. (formerly Farallon Corporation) acquired Wellstone. In September 2009, Wellstone changed its name to "Wellstone Filter Sciences, Inc." The Company was engaged in the development and marketing of a proprietary cigarette filter technology.

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On February 14, 2011, we entered into a Merger Agreement and Plan of Reorganization with Auri Design Group, LLC and its members, pursuant to which Auri Design Group, LLC merged with and into Auri, our wholly owned subsidiary.

On March 25, 2011, we filed a Definitive Schedule 14C with the SEC and commenced mailing the Schedule 14C to our stockholders of record on March 7, 2011. The Schedule 14C relates to a change in our name from Wellstone Filter Sciences, Inc. to Auri, Inc., which was approved by our Board of Directors and consented to by stockholders owning in excess of a majority of our outstanding common stock. The name change became effective on April 14, 2011, twenty (20) days after we commenced mailing the Schedule 14C to our stockholders. On July 14, 2014, the Company re-domiciled to Wyoming.

In August 2014, Auri acquired Phoenix Fulfillment Group LLC and the associated Hong Kong company, Phoenix Fulfillment Group Limited. Phoenix Fulfillment Group markets art and other decor products to major retail customers throughout North America.

In September 2019, Auri acquired Evap Inc. a company with patent pending technology to assist with one of the biggest issues in the oil and gas industry, "PRODUCED WATER". The technology can take produced saltwater and turn it into a steam cleaner than most cities tap water by removing most of the metals, suspended solids, and chlorides that are extremely harmful to the environment from the vapor. With our technology in the oil field we feel it will help reduce large truck fatalities and injuries, environmental contamination, and earthquakes in certain areas due to SWD wells. Evap Inc. will also help oil and gas companies bottom line due to the fact we can evaporate for less than it cost to haul produced water in most circumstances.

Liabilities

Debts to be paid:

The Company currently does not have any debts to be paid off.

Results of Operations and Critical Accounting Policies and Estimates

The results of operations are based on preparation of financial statements in conformity with accounting principles generally accepted in the United States. The preparation of financial statements requires management to select accounting policies for critical accounting areas as well as estimates and assumptions that affect the amounts reported in the financial statements. The Company’s accounting policies are more fully described in the notes the of financial statements attached.

Results of Operations for the year ended December 31, 2021, and 2020

Revenues.

Total Revenue. Total revenues for the year ended December 31, 2021, and 2020 were $0 and $0 respectively.

Expenses.

Total Operating Expenses. Total operating expenses for the year ended December 31, 2021, and 2020 were $0 and $0 respectively.

Financial Condition.

Total Assets. Total assets at December 31, 2021 and December 31, 2020 were $104,723 and $104,723 respectively.

Total Liabilities. Total liabilities at December 31, 2021 and December 31, 2020 were $2,958,505 and $2,958,505 respectively.

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Liquidity and Capital Resources.

The financial statements attached as exhibits to this Offering Circular have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

The Company sustained a loss of $0 for the year ended December 31, 2021, and $0 for the quarter ended December 31, 2020. Because of the absence of positive cash flows from operations, the Company will require additional funding for continuing the development and marketing of products. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As of December 31, 2021, we had approximately $0 in cash on hand. To be able to meet our obligations over the next twelve months we will require financing from the proceeds of this offering. However, there is no assurance that we will be able to obtain such financing and we presently do not have any agreements with shareholders for financing. At December 31, 2021 we had a working capital deficit of $2,853,782.

Net cash (used in) provided by operating activities for the years ended December 31, 2021 and 2020 were $0 and $0, respectively. Net cash (used in) provided by operating activities includes our net loss, stock issued for services, accounts payable, and accrued management fees.

Net cash used in investing activities for the years ended December 31, 2021, and 2020 were $0 and $0, respectively. Net cash used in investing activities included intellectual property associated with the production of the Company’s intangible asset.

Net cash provided by financing activities for the years ended December 31, 2021 and 2020 were $0 and $0, respectively. Net cash provided by financing activities includes proceeds from notes payable of $0 and $0, respectively, and stock issued for cash of $0 and $0, respectively.

We anticipate that our future liquidity requirements will arise from the need to fund our growth from operations, pay current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from the private sources and/or debt financing. However, we can provide no assurances that we will be able to generate sufficient cash flow from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. Our Plan of Operation for the next twelve months is to raise capital to implement our strategy. We do not have the necessary cash and revenue to satisfy our cash requirements for the next twelve months. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to expand our operations. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for some of our expenses. However, we have not made any arrangements or agreements with our officers and directors regarding such advancement of funds. We do not know whether we will issue stock for the loans or whether we will merely prepare and sign promissory notes. If we are forced to seek funds from our officers or directors, we will negotiate the specific terms and conditions of such loan when made, if ever. Although we are not presently engaged in any capital raising activities, we anticipate that we may engage in one or more private offering of our company’s securities after the completion of this offering. We would most likely rely upon the transaction exemptions from registration provided by Regulation D, Rule 506 or conduct another private offering under Section 4(2) of the Securities Act of 1933. See “Note 2 – Going Concern” in our financial statements for additional information as to the possibility that we may not be able to continue as a “going concern.”

We are not aware of any trends or known demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in material increases or decreases in liquidity.

Net Loss

The Company has experienced a net loss year over year through June9th, 2020. However, The Company anticipates based on its plan of operations and funding from this offering to become profitable in early 2022.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the name and age of our company's directors and executive officers:

Position(s)	Name	Age
Chairman/CEO/Corporate Secretary	Edward Vakser	57
Chief Financial Officer	James Tassan	45

Our Company's Board of Directors, which is comprised of Edward Vakser and James Tassan, appoints our executive officers. Our directors serve until the earlier occurrence of the election of their respective successors at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors. There exist no family relationships between the listed officers and directors. Certain information regarding the backgrounds of each of our executive officers and directors is set forth below.

Edward Vakser, is CEO and Chairman. Mr. Vakser is an entrepreneur, investor, musician, composer, creative director and new business developer. For the past 30 years, Mr. Vakser owned, developed and managed a portfolio of private and public companies. He graduated a prestigious School for the performing Arts, Arts magnet High School at Booker T. Washington in Dallas Texas. While still in High School, he ran a successful production studio, Northcrest Productions. His career began when in the late 80's while still attending college at North Texas State University for music and business degree, he successfully parlayed his knowledge into developing and growing one of the most successful production and staging companies in the South West, Intelecon Inc. Mr.Vakser was instrumental in founding and growing Intelecon via mergers and acquisitions. The company quickly expanded when Mr.Vakser acquired second largest Audio and Lighting production company Bernhard Brown. Once successfully merged with Intelecon the new global concert and touring company was born, Intelecon Show Services Inc. Mr. Vakser and Intelecon Inc., are credited with hundreds of world tours and concert productions for both entertainment, music and corporate events and productions. Some of the concert credits include: Pink Floyd, Duran Duran, News Boys, Michael W.Smith, DC Talk, R Kelly, KISS, Anthrax, Van Halen, Sammy Hagar, Susie and the Banshees, and many others. Along with his production studio Intelecon EFX , he was credited with the productions and designs for some of the greatest product launches and technology developments for such notable clients as Microsoft, Nokia, EDS, Simmons, GE, Nortel, General Dynamics, Lockheed/Martin, Texas Instruments, and a host of other fortune 500 companies.The Intelecon sales division became the top selling dealer/distributor for such notable brands as Phillips, Toshiba, Barco, Mitsubishi, Viewpoint and many other world brands in technology and projection markets. Eventually, Intelecon was listed as the Inc 500 top growing companies. As the early 90's rolled in, Mr.Vakser acquired and expanded the Intelecon EFX studios with the High Def and Digital Technologies by Silicon Graphics, Discrete Logic, Alias/Wavefront and a host of other animation, production and editing special effects technologies. Intelecon Inc., became a leader in virtual reality and 3D Stereoscopic development companies for the staging’s and production industries. The research, innovation and development resulted in producing some of the worlds largest 3D events. Most notably KISS Psycho Circus in 3D, including Mr.Vakser's produced title video that became number # 3D video on MTV, with number 4 top album and earning both Gold and Platinum status for the music video. (all KISS music videos achieved Gold status, however, Psycho Circus was the first, and only that achieved both Gold and Platinum). What followed is the largest 3D concert tour of all time grossing over 290,000,000 in sales. The company followed by the successful world tour for Coca Cola company, "Rockolla in 3D", that lasted 3 years and entertained audiences all over the world. Simultaneously, the company produced 3D shows and tours for Coors Light, Viva Nativa, Mana (a top Rock Band in Mexico), and a host of corporate clients. In the early 2000's, Mr.Vakser produces "The Great American Roadhouse" television series. The show ultimately became # 1 show on Great American Country (GAC), and achieve great distribution on other networks and Internet. he experience in business management and technology opened the doors of opportunity to work for and develop media, marketing and production for some of the greatest MLM and Direct sales companies in the world. Intelecon Inc., under Mr.Vakser's leadership and management developed and produced content, media and events for such notable companies as; Mary Kay Cosmetics, Forever Living, Advocare, Beauty Control, Alliance International, Nu Skin, Herbalife, Mannatech Inc., and many others.

In the mid 2000's, Mr.Vakser personally led the marketing, production, business plan developing and all media productions and show staging for International Galleries Inc., based out of Addison Texas. The result was an incredible growth from 4 million to 180 million in revenues in less than 18 months. Intelecon is currently managed by Mr.Vakser's family members, and he provides consulting and investment services.

The success and generated revenues from Art sales and related businesses, allowed Mr.Vakser to acquire Legacy Art Group LLC., and in 2014 Legacy acquired several high end art collections featuring worlds best and top selling artists; Sky Jones, Thomas Kinkade, and Michelangelo di Lodovico Buonarroti Simoni ( The Michelangelo Collection). On the content development side, Legacy acquired Pat Summerall Productions. Thomas Kinkade, the worlds highest selling artists in the modern times, became company’s spokesperson.

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The success in the private arena, led Mr.Vakser to take on consulting and managing duties for several public companies. Currently, Mr. Vakser is involved with 10 public companies. His involvement ranges from investor, consultant, management, director and officer duties. Mr. Vakser's goal for the next 36 months, is to develop a portfolio of public companies with 500 million to a Billion in managed assets and revenues.

Currently, Mr.Vakser is assembling a host of content development and art companies, while building a world touring exhibit; “Masters of the Art World Tour”. Having accumulated over 2 Billion in assets, the company is poised for an introduction to a public market, via DPO.

James Tassan, is Chief Financial Officer. Mr. Tassan brings over 15 years’ experience as a seasoned corporate executive, involved for the last several years in Micro-Cap Securities. He is an organized and proficient executive in charge of strategic planning, public filings, and financials. Mr. Tassan was previously affiliated with several successful private companies.

Conflicts of Interest

From time to time the Company may enter into non-arms’ length transactions with related parties. These transactions will be valued at historical cost with no value increase given. All transactions with related parties are in the normal course of operations and are measured at the exchange amount. The CEO of the Company is currently serves as either a major shareholder, Officer and Director of the following companies: Protek Capital Inc., Black Dragon Resource Companies, Inc., PBS Holding, Inc., Tradestar Resources Corp., SUTIMCo International Inc., Utilicraft Aerospace Industries, Inc.

Corporate Governance

We may have informal separate Compensation Committees, Audit Committees or Nominating Committees. Mostly, however, these functions are conducted by our Board of Directors acting as a whole.

Independence of Board of Directors

Our directors are not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to Investor Relations, investors@ ev24903@gmail.com. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications.

We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years, been the subject of:

•	A conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

The entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

•

A finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

•

The entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited such person’s involvement in any type of business or securities activities.

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Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers, and employees.

EXECUTIVE COMPENSATION

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by or contributed to by our company.

Employment Agreements

We have an obligation to pay the following officers as follows.

Compensation Paid to Executive Officers in Company Fiscal Years 2021 and 2020

Name of Payee	Year	Cash Compensation Paid	Other Compensation
Edward Vakser, CEO, Chairman and Corporate Secretary	2021	None
	2020		19,136,457 common shares issued to Edward Vakser for the year ending 2020 and 200,000,000 common shares paid to NRG Inc. for year ending 2020 (1).
James Tassan, Chief Financial Officer	2021	None	None
	2020	None	None

____________

(1) Edward Vakser is the beneficial owner of NRG Inc.

For the avoidance of doubt, members of the Company’s Board of Directors who also serve as executive officers, do not earn additional compensation for their roles as directors. As of the date of this offering circular, that applies to both Mr. Vakser and Mr. Tassan, who are currently the only two members of the Company’s Board of Directors.

Outstanding Equity Awards

During the year ended December 31, 2020, and 2019, our Board of Directors has not made any equity awards.

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Long-Term Incentive Plans

We currently have no long-term incentive plan but as the Company grows and employee numbers increase, we may introduce one. We anticipate that any persons eligible to receive awards under the Plan will include employees, consultants, directors of the Company, its subsidiaries and its affiliates. It is possible that awards granted under the Plan could include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) a Stock Appreciation Right, (d) Restricted Stock (e) Restricted Stock Units, and (f) Other Equity-Based Awards.

Director Compensation

We have not entered into board agreements with each member of our Board of Directors.

External Board Members

Currently, no external board members serve on our Board of Directors. If we become a fully qualified and audited Company on a national securities exchange, we plan to add external board members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock, Equity Awards and Preferred Stock Convertible into Common Stock

The following table sets forth, as of the date of this Offering Circular, information regarding direct or indirect beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities.

Name and Address of Beneficial Owner	Class	Nature of Beneficial Ownership(2)	Amount of Beneficial Ownership		Approximate Percentage of Common Stock, Equity Award for Common Stock or Applicable Series of Preferred Stock (3)	Approximate Total Percentage of Voting Power, based on conversion, as applicable
Directors and Executive Officers(1)
Edward Vakser	Series A Preferred	Direct	50,000		100%	98%
Edward Vakser	Series K Preferred	Direct	10,000		100%	91%
	Common Stock	Direct/Indirect	419,136,457	(4)		21%
Directors and executive officers (as a group)
	Series A Preferred		50,000
	Series K Preferred		10,000
	Common Stock		419,136,457			21%

_______________

(1)	The mailing address for this person is care of the Company at 2504 Northcrest Dr., Plano, TX 75075.

(2)

Where the Nature of Beneficial Ownership is listed herein as Series A and Series K Preferred, the percentage ownership reflected is only with respect to that class and series of stock. As mentioned above, Series A Preferred Stock and Series K preferred Stock is convertible into Common Stock, at the option of the holder thereof, at any time and from time to time into that number of fully paid and nonassessable shares of Common Stock (whether whole or fractional) equal to 0.1% of the total number of shares of Common Stock outstanding at the time of conversion (the “Conversion Rate”). Series A Preferred Stock and Series K Preferred Stock are also subject to mandatory conversion upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or a deemed Liquidation Event (as defined in the Company’s Articles of Incorporation) at the Conversion Rate.

(3)

Approximate Percentages held by an applicable person or persons represents only that percentage of the class or series of stock held by such person or persons. Further, the percentage ownership reflected in this table with respect to Common Stock is as of the date of this Offering Circular, which assumes that no Series A or Series K Preferred Stock has been converted into Common Stock. If, in the future, Series A and or Series K Preferred Stock is converted into Common Stock, the approximate percentages reflected as being held by the Common Stockholders would be subject to adjustment.

(4)	Including 200,000,000 shares owned by NRG Inc.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements for our directors and named executive officers, which are described elsewhere in this prospectus, we have no such relationships or transactions to disclose.

LEGAL MATTERS

Jonathan D. Leinwand, P.A., Aventura, Florida, will pass upon the validity of the issuance of the shares of our common stock being offered by this Offering Circular as our counsel.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

36

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AURI, INC.

37

Auri, Inc.

Balance Sheet

As of December 31, 2021 (unaudited)

December 31, 2021
ASSETS
Current Assets Checking/Savings	0
Other Current Assets
Trade Notes	104,723
Total Current Assets	104,723
Fixed Assets
Furniture and Equipment	0
Total Fixed Assets	0
TOTAL ASSETS	104,723

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable	754,728
Notes Payable	66,672
Accrued Salaries and Wages	207,050
Other Current Liabilities & Accrued Expenses	1,649,990
Total Current Liabilities	2,678,440
Long Term Liabilities
Notes Payable	280,065
Total Long Term Liabilities	280,065
Total Liabilities Equity	2,958,505
Common stock, par value $.001, 3,000,000,000 shares authorized, 1,423,083,157 shares issued & outstanding as of June 9, 2020; and, 3,000,000,000 shares authorized, 1,423,083,157 shares issued and outstanding as of December 31, 2021.	1,003,947
Additional Paid-In Capital	4,987,676
Adjustments to Equity	(876,979)
Accumulated Deficit	(7,968,426)
Net Income	0
Total Shareholders' Equity (Deficiency)	(2,853,782)
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	104,723

38

Auri, Inc.

Income Statement

Period Ended  December 31, 2021 (Unaudited)

12 Months Ended December 31, 2021
Ordinary Income/Expense
Income
Revenue	0
Interest Income	0
Total Income	0
Cost of Goods Sold
COGS	0
Total COGS	0
Gross Profit	0
Expense
Automobile and Truck Expense	0
Bank Service Charges	0
Computer and Internet Expense	0
General & Administrative	0
Travel Expense	0
Total Expenses	0
Net Ordinary Income	0
Other Income/Expense
Other Income
Rebates	0
Total Other Income	0
Other Expense
Commissions Expense	0
Total Other Expense	0
Net Other Income	0
Net Income (Loss)	0

39

AURI, INC.

STATEMENT OF STOCKHOLDERS EQUITY (DEFICIT)

FOR THE PERIOD ENDED December 31, 2021

(Unaudited)

	Common Stock		Preferred Stock		Paid-in	Retained	Adjustments	Profit	Total
	Shares	Amount	Shares	Amount	Capital	Earnings	to Equity	(Loss)	Equity
Balance, December 31, 2021 (unaudited)	1,423,083,157	$1,423,083	0	$0	$4,987,676	$(7,968,426)	$(876,979)	0	$(2,853,782)
Shares issued from debt conversions	0	0
Shares issued for services	0	0
Shares issued for Compensation	0	0
Net Profit (Loss)
Balance, December 31, 2021 (unaudited)	1,423,083,157	$1,423,083	0	$0	$4,987,676	$(7,968,426)	$(876,979)	$0	$(2,853,782)

40

Auri, Inc.

Statement of Cash Flows

Period Ended December 31, 2021 (Unaudited)

Jan-December 2021
OPERATING ACTIVITIES
Net Income	0
Adjustments to reconcile Net Income to net cash provided by operations:
Accrued Salary & Wages	0
Notes Payable	0
Loans from Officers	0
Net cash provided by Operating Activities	0
INVESTING ACTIVITIES
Trade Notes Receivable	0
Net cash provided by Investing Activities	0
FINANCING ACTIVITIES
Issuance of Capital Stock	0
Net cash provided by Financing Activities	0
Net cash increase for period	0
Cash at beginning of period	0
Cash at end of period	0

41

AURI, INC.

Notes to Financial Statements

FOR THE YEAR END December 31, 2021

NOTE 1 - Organization and Nature of Business History

Wellstone Filters, LLC (Wellstone) was organized as a Delaware limited liability company on February 17, 1998. On May 25, 2001, Wellstone Filters, Inc. (formerly Farallon Corporation) acquired Wellstone. In September 2009, Wellstone changed its name to "Wellstone Filter Sciences, Inc." The Company was engaged in the development and marketing of a proprietary cigarette filter technology.

On February 14, 2011, we entered into a Merger Agreement and Plan of Reorganization with Auri Design Group, LLC and its members, pursuant to which Auri Design Group, LLC merged with and into Auri, our wholly owned subsidiary.

On March 25, 2011, we filed a Definitive Schedule 14C with the SEC and commenced mailing the Schedule 14C to our stockholders of record on March 7, 2011. The Schedule 14C relates to a change in our name from Wellstone Filter Sciences, Inc. to Auri, Inc., which was approved by our Board of Directors and consented to by stockholders owning in excess of a majority of our outstanding common stock. The name change became effective on April 14, 2011, twenty (20) days after we commenced mailing the Schedule 14C to our stockholders.

On July 14, 2014, the Company re-domiciled to Wyoming.

In August 2014, Auri acquired Phoenix Fulfillment Group LLC and the associated Hong Kong company, Phoenix Fulfillment Group Limited. Phoenix Fulfillment Group markets art and other decor products to major retail customers throughout North America.

In September 2019, Auri acquired Evap Inc. a company with patent pending technology to assist with one of the biggest issues in the oil and gas industry, "PRODUCED WATER". The technology can take produced saltwater and turn it into a steam cleaner than most cities tap water by removing most of the metals, suspended solids, and chlorides that are extremely harmful to the environment from the vapor. With our technology in the oil field we feel it will help reduce large truck fatalities and injuries, environmental contamination, and earthquakes in certain areas due to SWD wells. Evap Inc. will also help oil and gas companies bottom line due to the fact we can evaporate for less than it cost to haul produced water in most circumstances.

NOTE 2 - Summary of Significant Accounting Policies, Principles of Consolidation

The accompanying consolidated financial statements for Auri, Inc. include the accounts, revenues, and expenses of its wholly owned subsidiaries for the period ending December 31, 2021.

Cash Equivalents

For purposes of reporting of cash flows, the Company classifies all cash and short-term investments with maturities of three months or less to be cash equivalents.

Receivables

Accounting principles generally accepted in the United States require that the allowance for uncollectibles method be used to reflect bad debts. The Company uses the direct write-off method instead; but it approximates the allowance for uncollectibles in the case of these financial statements.

42

Property and Equipment

Property and equipment are valued at cost. Depreciation is provided by use of the straight-line method over the estimated useful lives of the assets. Useful lives of the respective assets are generally from three to seven years. Purchase of property and equipment greater than $500 and major repairs of existing equipment that extends the useful life of the asset are capitalized.

The Financial Accounting Standards Board issued SFAS No.142 "Goodwill and Other Intangible Assets" effective for fiscal years beginning after December 15, 2001. According to SFAS 142, goodwill should not be amortized. Instead, it should be reviewed for impairment at least annually and charged to earnings only when its recorded value exceeds its fair value. The Company has elected to follow SFAS 142. The Company has no recorded goodwill on its financial statements and does not believe this accounting standard will affect the Company.

Impairment of Long-Lived Assets

It is the policy of the Company to periodically evaluate the economic recoverability of all of its long-lived assets. In accordance with that policy, when it is determined that an asset has been impaired the loss is recognized in the statement of operations.

Fair Value of Financial Instruments

The methods and assumptions used to estimate the fair value of each class of financial instruments are as follows:

Cash and cash equivalents, receivables, prepaid premiums, accounts payable, accrued expense, deferred revenue, notes payable are reflected in the financial statements at cost, which approximates fair value because of the relatively short maturity of these instruments.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash deposits. The Company will only exceed the FDIC insurable limit in an account when gross payrolls billed and collected post to the payroll bank account before the payroll checks and tax deposits are posted. The timeliness of the deposits and withdrawals are such that management estimates no material credit risk.

Income Taxes

The Company has adopted the provisions of SFAS No. 109, "Accounting for Income Taxes," which incorporates the use of the asset and liability approach of accounting for income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future consequences of temporary differences between the financial reporting basis and the income tax basis of assets and liabilities.

Comprehensive Income

The Company has adopted SFAS No. 130 Reporting Comprehensive Income. The Company has no reportable differences between net income and comprehensive income, therefore a statement of comprehensive income has not been presented.

Stock-Based Compensation

FASB No. 123, and FASB No 123R. "Accounting for Stock-Based Compensation" established accounting and disclosure requirements using a fair-value based method of accounting for stock-based employee compensation plans. In addition, the Emerging Issues Task Force has issued EITF 96-18 to further clarify FASB No. 123 & 123R.

43

Net (Loss) Per Share of Common Stock

The basic and diluted net income (loss) per common share in the accompanying statements of operations are based upon the net income (loss) divided by the weighted average number of shares outstanding during the periods presented. Diluted net (loss) per common share is the same as basic net (loss) per share because including any pending shares to issued services or otherwise would be anti-dilutive.

Advertising Costs

The Company's advertising costs are expensed when incurred.

Use of Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Other Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements to have any material impact on its financial statements.

NOTE 3 - Equity & Common Stock

No warrants were issued in the year ended December 31, 2021.

The fair values of the warrants granted are reported as equity grants using the guidance of FASB no. 123R and EITF 96-18. The fair values of the restricted stock issued are reported using the guidance of FASB no. 123R and EITF 96-18 and are computed at fair market value. In accordance with EITF 96-18 regarding value of non-employee services paid with stock warrants granted, management has determined the services received on which the warrants were granted has no value. The Company has also determined that the value of the warrants using the stock price leaves no value for the warrants because the market value has continued to remain below the exercisable price of the warrants and the stock market continues to decline from what it was when the warrants were originally issued. Because the Company recognizes no value for the services received and no definitive value for the warrants granted using the market value of the stock, management has not recognized any value associated with the granting of warrants in this year or any prior year.

NOTE 4 - Going Concern

As reflected in the accompanying consolidated financial statements, the Company has had continuing net losses year-over-year through June 9th,2020. These accrued and ongoing losses rise doubts that the Company can continue as a going concern. The Company's ability to continue will be dependent on its ability to increase sales as well as raise funds for its operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company anticipates raising additional working capital through the issuance of debt and equity securities in order to further expand its business. Management believes that actions presently being undertaken to obtain additional funding provide the Company with the opportunity to continue to operate as a going concern.

NOTE 5 - Long Term Debt

Each Note-holder is entitled, at its option, at any time or from time to time, and in whole or in part, to convert the outstanding principal and accrued interest amounts of any Note, or any portion thereof, into shares of the common stock of the Company, according to any and all federal and state regulations.

44

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AURI, INC.

45

Auri, Inc.

Balance Sheet

As of December 31, 2020 (unaudited)

December 31, 2020
ASSETS
Current Assets
Checking/Savings	0
Other Current Assets
Trade Notes	104,723
Total Current Assets	104,723
Fixed Assets
Furniture and Equipment	0
Total Fixed Assets	0
TOTAL ASSETS	104,723
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable	754,728
Notes Payable	66,672
Accrued Salaries and Wages	207,050
Other Current Liabilities & Accrued Expenses	1,649,990
Total Current Liabilities	2,678,440
Long Term Liabilities
Notes Payable	280,065
Total Long Term Liabilities	280,065
Total Liabilities	2,958,505
Equity

Common stock, par value $.001, 3,000,000,000 shares authorized, 1,423,083,157 shares issued & outstanding as of June 9, 2020; and, 3,000,000,000 shares authorized, 1,423,083,157 shares issued & outstanding as of June 9, 2020.

1,003,947
Additional Paid-In Capital	4,987,676
Adjustments to Equity	(876,979)
Accumulated Deficit	(7,968,426)
Net Income	0
Total Shareholders' Equity (Deficiency)	(2,853,782)
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	104,723

46

Auri, Inc.

Income Statement

Period Ended December 31, 2020 (Unaudited)

12 Months Ended December 31, 2020
Ordinary Income/Expense
Income
Revenue	0
Interest Income	0
Total Income	0
Cost of Goods Sold
COGS	0
Total COGS	0
Gross Profit	0
Expense
Automobile and Truck Expense	0
Bank Service Charges	0
Computer and Internet Expense	0
General & Administrative	0
Travel Expense	0
Total Expenses	0
Net Ordinary Income	0
Other Income/Expense
Other Income
Rebates	0
Total Other Income	0
Other Expense
Commissions Expense	0
Total Other Expense	0
Net Other Income	0
Net Income (Loss)	0

47

AURI, INC.

STATEMENT OF STOCKHOLDERS EQUITY (DEFICIT)

FOR THE PERIOD ENDED December 31, 2020

(Unaudited)

	Common Stock		Preferred Stock		Paid-in	Retained	Adjustments	Profit	Total
	Shares	Amount	Shares	Amount	Capital	Earnings	to Equity	(Loss)	Equity
Balance, December 31, 2020 (unaudited)	1,423,083,157	$1,423,083	0	$0	$4,987,676	$(7,968,426)	$(876,979)	0	$(2,853,782)
Shares issued from debt conversions	0	0
Shares issued for services	0	0
Shares issued for Compensation	0	0
Net Profit (Loss)
Balance, December 31, 2020 (unaudited)	1,423,083,57	$1,423,083	0	$0	$4,987,676	$(7,968,426)	$(876,979)	$0	$(2,853,782)

48

Auri, Inc.

Statement of Cash Flows

Period Ended December 31, 2020 (Unaudited)

Jan-Dec.
2020
OPERATING ACTIVITIES
Net Income	0
Adjustments to reconcile Net Income to net cash provided by operations:
Accrued Salary & Wages	0
Notes Payable	0
Loans from Officers	0
Net cash provided by Operating Activities	0
INVESTING ACTIVITIES
Trade Notes Receivable	0
Net cash provided by Investing Activities	0
FINANCING ACTIVITIES
Issuance of Capital Stock	0
Net cash provided by Financing Activities	0
Net cash increase for period	0
Cash at beginning of period	0
Cash at end of period	0

49

AURI, INC.

Notes to Financial Statements

FOR THE YEAR END December 31, 2020

NOTE 1 - Organization and Nature of Business History

Wellstone Filters, LLC (Wellstone) was organized as a Delaware limited liability company on February 17, 1998. On May 25, 2001, Wellstone Filters, Inc. (formerly Farallon Corporation) acquired Wellstone. In September 2009, Wellstone changed its name to “Wellstone Filter Sciences, Inc." The Company was engaged in the development and marketing of a proprietary cigarette filter technology.

On February 14, 2011, we entered into a Merger Agreement and Plan of Reorganization with Auri Design Group, LLC and its members, pursuant to which Auri Design Group, LLC merged with and into Auri, our wholly owned subsidiary.

On March 25, 2011, we filed a Definitive Schedule 14C with the SEC and commenced mailing the Schedule 14C to our stockholders of record on March 7, 2011. The Schedule 14C relates to a change in our name from Wellstone Filter Sciences, Inc. to Auri, Inc., which was approved by our Board of Directors and consented to by stockholders owning in excess of a majority of our outstanding common stock. The name change became effective on April 14, 2011, twenty (20) days after we commenced mailing the Schedule 14C to our stockholders.

On July 14, 2014, the Company re-domiciled to Wyoming.

In August 2014, Auri acquired Phoenix Fulfillment Group LLC and the associated Hong Kong company, Phoenix Fulfillment Group Limited. Phoenix Fulfillment Group markets art and other décor products to major retail customers throughout North America.

In September 2019, Auri acquired Evap Inc. a company with patent pending technology to assist with one of the biggest issues in the oil and gas industry, "PRODUCED WATER". The technology can take produced saltwater and turn it into a steam cleaner than most cities tap water by removing most of the metals, suspended solids, and chlorides that are extremely harmful to the environment from the vapor. With our technology in the oil field we feel it will help reduce large truck fatalities and injuries, environmental contamination, and earthquakes in certain areas due to SWD wells. Evap Inc. will also help oil and gas companies bottom line due to the fact we can evaporate for less than it cost to haul produced water in most circumstances.

NOTE 2 - Summary of Significant Accounting Policies, Principles of Consolidation

The accompanying consolidated financial statements for Auri, Inc. include the accounts, revenues, and expenses of its wholly owned subsidiaries for the period ending December 31, 2020.

Cash Equivalents

For purposes of reporting of cash flows, the Company classifies all cash and short-term investments with maturities of three months or less to be cash equivalents.

Receivables

Accounting principles generally accepted in the United States require that the allowance for uncollectible method be used to reflect bad debts. The Company uses the direct write-off method instead; but it approximates the allowance for uncollectible in the case of these financial statements.

Property and Equipment

Property and equipment are valued at cost. Depreciation is provided by use of the straight-line method over the estimated useful lives of the assets. Useful lives of the respective assets are generally from three to seven years. Purchase of property and equipment greater than $500 and major repairs of existing equipment that extends the useful life of the asset are capitalized.

The Financial Accounting Standards Board issued SFAS No.142 “Goodwill and Other Intangible Assets” effective for fiscal years beginning after December 15, 2001. According to SFAS 142, goodwill should not be amortized. Instead, it should be reviewed for impairment at least annually and charged to earnings only when its recorded value exceeds its fair value. The Company has elected to follow SFAS 142. The Company has no recorded goodwill on its financial statements and does not believe this accounting standard will affect the Company.

50

AURI, INC.

Notes to Financial Statements

FOR THE YEAR END December 31, 2020.

Impairment of Long-Lived Assets

It is the policy of the Company to periodically evaluate the economic recoverability of all of its long-lived assets. In accordance with that policy, when it is determined that an asset has been impaired the loss is recognized in the statement of operations.

Fair Value of Financial Instruments

The methods and assumptions used to estimate the fair value of each class of financial instruments are as follows:

Cash and cash equivalents, receivables, prepaid premiums, accounts payable, accrued expense, deferred revenue, notes payable are reflected in the financial statements at cost, which approximates fair value because of the relatively short maturity of these instruments.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash deposits. The Company will only exceed the FDIC insurable limit in an account when gross payrolls billed and collected post to the payroll bank account before the payroll checks and tax deposits are posted. The timeliness of the deposits and withdrawals are such that management estimates no material credit risk.

Income Taxes

The Company has adopted the provisions of SFAS No. 109, “Accounting for Income Taxes,” which incorporates the use of the asset and liability approach of accounting for income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future consequences of temporary differences between the financial reporting basis and the income tax basis of assets and liabilities.

Comprehensive Income

The Company has adopted SFAS No. 130 Reporting Comprehensive Income. The Company has no reportable differences between net income and comprehensive income, therefore a statement of comprehensive income has not been presented.

Stock-Based Compensation

FASB No. 123, and FASB No 123R. “Accounting for Stock-Based Compensation” established accounting and disclosure requirements using a fair-value based method of accounting for stock-based employee compensation plans. In addition, the Emerging Issues Task Force has issued EITF 96-18 to further clarify FASB No. 123 & 123R.

Net (Loss) Per Share of Common Stock

The basic and diluted net income (loss) per common share in the accompanying statements of operations are based upon the net income (loss) divided by the weighted average number of shares outstanding during the periods presented. Diluted net (loss) per common share is the same as basic net (loss) per share because including any pending shares to issued services or otherwise would be anti-dilutive.

51

AURI, INC.

Notes to Financial Statements

FOR THE YEAR END December 31, 2020.

Advertising Costs

The Company’s advertising costs are expensed when incurred.

Use of Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Other Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements to have any material impact on its financial statements.

NOTE 3 - Equity & Common Stock

No warrants were issued in the 9 months ended September 31, 2019.

The fair values of the warrants granted are reported as equity grants using the guidance of FASB no. 123R and EITF 96-18. The fair values of the restricted stock issued are reported using the guidance of FASB no. 123R and EITF 96-18 and are computed at fair market value. In accordance with EITF 96-18 regarding value of non-employee services paid with stock warrants granted, management has determined the services received on which the warrants were granted has no value. The Company has also determined that the value of the warrants using the stock price leaves no value for the warrants because the market value has continued to remain below the exercisable price of the warrants and the stock market continues to decline from what it was when the warrants were originally issued. Because the Company recognizes no value for the services received and no definitive value for the warrants granted using the market value of the stock, management has not recognized any value associated with the granting of warrants in this year or any prior year.

NOTE 4 – Going Concern

As reflected in the accompanying consolidated financial statements, the Company has had continuing net losses year-over-year through June 9th,2020. These accrued and ongoing losses rise doubts that the Company can continue as a going concern. The Company’s ability to continue will be dependent on its ability to increase sales as well as raise funds for its operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company anticipates raising additional working capital through the issuance of debt and equity securities in order to further expand its business. Management believes that actions presently being undertaken to obtain additional funding provide the Company with the opportunity to continue to operate as a going concern.

NOTE 5 – Long Term Debt

Each Note-holder is entitled, at its option, at any time or from time to time, and in whole or in part, to convert the outstanding principal and accrued interest amounts of any Note, or any portion thereof, into shares of the common stock of the Company, according to any and all federal and state regulations.

52

PART III - EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

2.1*	Articles of Incorporation
2.2*	Articles of amendment- name change from Auri, Inc. to Evap Technologies, Inc.
2.3*	Articles of Amendment -name change from Evap Technologies Inc. to Auri, Inc.
4.1*	Form of Regulation A Subscription Agreement
6.1*	Bill of Sale of Personal Property- Sky Jones Art Collection
6.2*	Purchase (and option) Agreement Between Auri, Inc. and Global Universal, Inc.
6.3*	Michelangelo Inventory Picture Catalog
6.4	Michelangelo Legal Opinion, Authorization and Declaration from Casa Buonarroti Foundation to Rights of Molds.
11.1*	Consent of Jonathan D. Leinwand, P.A. (included in Exhibit 12.1)
12.1*	Opinion of Jonathan D. Leinwand, P.A. as to legality of the offering

________________

* Filed herewith.

53

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on April 19, 2022.

AURI INCORPORATED

By:	/s/ Edward Vakser
Edward Vakser
CEO, Chairman and corporate secretary

This Offering Statement has been signed by the following person in the capacity and on the dates indicated.

Signature	Title	Date

/s/ Edward Vakser	CEO, Chairman and corporate secretary	April 19, 2022

/s/ James Tassan	CFO	April 19, 2022

54